UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2007

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada H3B 5H2
(Address of principal executive offices)	(Zip Code	)

Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 27, 2007, Bowater Incorporated (“Bowater”), a subsidiary of AbitibiBowater Inc., entered into certain amendments to the Supplemental Benefit Plan for Designated Employees of Bowater Incorporated and Affiliated Companies, as amended (the “SERP”), the Bowater Incorporated Benefits Equalization Plan, as amended (the “Equalization Plan”), the Bowater Incorporated Retirement Plan, as amended (the “BIRP”), the Bowater Incorporated Retirement Savings Plan, as amended (the “Savings Plan”) and the Bowater Incorporated Supplemental Retirement Savings Plan (the “Supplemental Savings Plan”).

Supplemental Benefit Plan for Designated Employees of Bowater Incorporated and Affiliated Companies; Bowater Incorporated Benefits Equalization Plan

Under the amendments to the SERP and the Equalization Plan, the accrual of benefits will be frozen beginning January 1, 2008 and, for purposes of determining each participant’s benefits under the plans, each participant’s compensation under the plans will be frozen at the compensation level in effect on December 31, 2007. The plans are also being amended to comply with Internal Revenue Code Section 409A to offer each participant an opportunity to elect to receive a lump sum payment of his or her benefits as of a specified date in 2008. If the participant does not make the election, then the participant’s SERP and Equalization Plan benefits will remain in the plans until the participant terminates employment.

The SERP includes a non-compete provision. Under the amendment to the SERP, if a participant accepts the lump sum payment and then works for competitors of AbitibiBowater Inc., Bowater’s parent company, within five years following the participant’s departure from Bowater (without waiver of the non-compete provision by Bowater), the participant may lose certain benefits or be subject to legal action to limit the participant’s ability to take the competing position.

Bowater Incorporated Retirement Plan

Under the amendment to the BIRP, the accrual of benefits will be frozen as of December 31, 2007 and, for purposes of determining each participant’s benefits under the plan, each participant’s compensation under the plan will also be frozen at the compensation level in effect on December 31, 2007.

Bowater Incorporated Retirement Savings Plan

Under the amendment to the Savings Plan and effective January 1, 2008, all former participants under the SERP, the Equalization Plan and the BIRP will be eligible to earn an automatic company contribution under the Savings Plan. If the participant’s employment is involuntarily terminated for any reason other than “cause” during the 24 month period beginning on October 29, 2007 (the date on which the Abitibi-Consolidated and Bowater merger closed), the participant will become fully vested in his or her automatic company contribution upon the participant’s termination. Bowater will determine, in its discretion, what constitutes cause.

Bowater Incorporated Supplemental Retirement Savings Plan

Under the amendment to the Supplemental Savings Plan, participation will be extended to certain eligible employees and will permit those eligible employees to receive certain additional employer contributions and make salary deferrals under the plan. If the participant’s employment is involuntarily terminated for any reason other than “cause” during the 24 month period beginning on October 29, 2007 (the date on which the Abitibi-Consolidated and Bowater merger closed), the participant will become fully vested in his or her automatic company contribution upon the participant’s termination. The Supplemental Savings Plan was also amended to make additional changes in response to final Treasury Regulations promulgated under Internal Revenue Code Section 409A.

The foregoing descriptions of the amendments to the SERP, the Equalization Plan, the BIRP, the Savings Plan and the Supplemental Savings Plan do not purport to be complete and are qualified in their entirety by reference to the amendments, which are filed as exhibits hereto, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Sixth Amendment to the Supplemental Benefit Plan for Designated Employees of Bowater Incorporated and Affiliated Companies

10.2	Fifth Amendment to the Bowater Incorporated Benefits Equalization Plan

10.3	Seventh Amendment to the Bowater Incorporated Retirement Plan

10.4	Second Amendment to the Bowater Incorporated Retirement Savings Plan

10.5	First Amendment to the Bowater Incorporated Supplemental Retirement Savings Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ABITIBIBOWATER INC.

By:	/s/ James T. Wright
Name: James T. Wright Title: Senior Vice President – Human Resources

Dated: December 3, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Sixth Amendment to the Supplemental Benefit Plan for Designated Employees of Bowater Incorporated and Affiliated Companies

10.2	Fifth Amendment to the Bowater Incorporated Benefits Equalization Plan

10.3	Seventh Amendment to the Bowater Incorporated Retirement Plan

10.4	Second Amendment to the Bowater Incorporated Retirement Savings Plan

10.5	First Amendment to the Bowater Incorporated Supplemental Retirement Savings Plan

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